EX-99.23(h)(1)

                   FORM OF TRANSFER AGENCY SERVICES AGREEMENT


     THIS AGREEMENT is made as of October __, 2007 and effective retroactively to February 2, 2007 by and between PFPC INC., a Massachusetts corporation ("PFPC"), and THE ROXBURY FUNDS, a Delaware statutory trust (the "Fund").

                              W I T N E S S E T H:

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund wishes to retain PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.   DEFINITIONS. As used in this Agreement.

(a)  "1933 ACT" means the  Securities  Act of 1933,  as amended.

(b)  "1934 ACT" means the Securities Exchange Act of 1934, as amended.

(c) "AUTHORIZED PERSON" means any officer of the Fund and any other person duly authorized by the Fund's Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Fund. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

(d) "ORAL INSTRUCTIONS" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person. PFPC may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

(e)      "PFPC SYSTEMS" has the meaning set forth in Section 18.

(f)      "SEC" means the Securities and Exchange Commission.

(g)      "SECURITIES LAWS" mean the 1933 Act, the 1934 Act and the 1940 Act.

(h) "SHARES" mean the shares of beneficial interest of any series or class of the Fund.

(i) "STANDARD OF CARE" means the responsibility of PFPC to fulfill its obligations under this Agreement without willful misfeasance, bad faith, negligence or reckless disregard of its duties.

(j)      "THIRD  PARTY  PROVIDER"  has the  meaning set forth in Section 18.

(k)      "THIRD PARTY SYSTEMS" has the meaning set forth in Section 18.

(l)      "WRITTEN  INSTRUCTIONS"  mean (i)  written  instructions  signed  by an
         Authorized Person and received by PFPC or (ii) trade instructions transmitted (and received by PFPC) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered by electronically (with respect to sub-item (ii) above) or by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. APPOINTMENT. The Fund hereby appoints PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services. PFPC shall be under no duty to take any action hereunder on behalf of the Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PFPC and the Fund in a written amendment hereto.

3. COMPLIANCE WITH RULES AND REGULATIONS. PFPC undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any other entity.

4.       INSTRUCTIONS.

(a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions or Written Instructions.

(b) PFPC shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

(c) The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC's ability to rely upon such Oral Instructions.

5.       RIGHT TO RECEIVE ADVICE.

(a) ADVICE OF THE FUND. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

(b) ADVICE OF COUNSEL. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice from counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of PFPC).

(c) CONFLICTING ADVICE. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions PFPC receives from the Fund, and the advice it receives from counsel, PFPC may rely upon and follow the advice of counsel. PFPC shall provide the Fund with prior written notice of its intention to follow advice of counsel that is materially inconsistent with Oral Instructions or Written Instructions. PFPC shall further provide the Fund with a copy of such advice of counsel. PFPC shall provide the Fund with prior written notice of its intention to follow advice of counsel that is materially inconsistent with Oral or Written Instructions. PFPC shall further provide the Fund with a copy of such advice of counsel.

(d) PROTECTION OF PFPC. PFPC shall be indemnified by the Fund and without liability for any action PFPC takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions PFPC receives from or on behalf of the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions or advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions or advice or Oral Instructions or Written
         Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions.

6. RECORDS; VISITS. The books and records pertaining to the Fund, which are in the possession or under the control of PFPC, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person, at the Fund's expense.

7.       CONFIDENTIALITY.

(a)      Each party  shall keep  confidential  any  information  relating to the
         other  party's  business  ("Confidential  Information").   Confidential
         Information  shall  include:

         (i) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PFPC, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

         (ii) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PFPC a competitive advantage over its competitors;

         (iii) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and

         (iv)     anything designated as confidential.

(b)      Notwithstanding  the foregoing,  information  shall not be Confidential
         Information   and  shall  not  be  subject   to  such   confidentiality
         obligations  if it:

         (i) is already known to the receiving party at the time it is obtained;

         (ii) is or becomes publicly known or available through no wrongful act of the receiving party;

         (iii) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality;

         (iv) is released by the protected party to a third party without restriction;

         (v) is requested or required to be disclosed by the receiving party pursuant to a court order, subpoena, governmental or regulatory agency request or law (provided the receiving party will provide the other party written notice of the same, to the extent such notice is permitted);

         (vi) is relevant to the defense of any claim or cause of action asserted against the receiving party;

         (vii) is Fund information provided by PFPC in connection with an independent third party compliance or other review and where a duty of confidentiality exists on the party conducting the review;

         (viii) is necessary or desirable for PFPC to release such information in connection with the provision of services under this Agreement; or

         (vii) has been or is independently developed or obtained by the receiving party.

8. COOPERATION WITH ACCOUNTANTS. PFPC shall cooperate with the Fund's independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

9. PFPC SYSTEM. PFPC shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to the Fund. Notwithstanding the foregoing, the parties acknowledge the Fund shall retain all ownership rights in Fund data which resides on the PFPC System.

10. DISASTER RECOVERY. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

11. COMPENSATION.

(a) As compensation for services rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Fund and PFPC. In addition, the Fund agrees to pay, and will be billed separately in arrears for, reasonable expenses incurred by PFPC in the performance of its duties hereunder.

(b) PFPC shall establish certain cash management accounts ("Service Accounts") required to provide services under this Agreement. The Fund acknowledges (i) PFPC may receive investment earnings from sweeping the funds in such Service Accounts into investment accounts including, but not limited, investment accounts maintained at an affiliate or client of PFPC; (ii) balance credits earned with respect to the amounts in such Service Accounts ("Balance Credits") will be used to offset the banking service fees imposed by the cash management service provider (the "Banking Service Fees"); (iii) PFPC shall retain any excess Balance Credits for its own use; (iv) Balance Credits will be calculated and applied toward the Fund's Banking Service Fees regardless of the Service Account balance sweep described in Sub-Section (i); and PFPC may use the services of third-party vendors in connection with the issuance of redemption and distribution checks and shall retain any benefits obtained from any arrangements with such vendors, including any commission or return on float paid to it by any such vendors.

(c) The undersigned hereby represents and warrants to PFPC that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to PFPC or to the adviser or sponsor to the Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by PFPC to such adviser or sponsor or any affiliate of the Fund relating to the Agreement have been fully disclosed to the Board of Trustees of the Fund and that, if required by applicable law, such Board of Trustees has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

12.      STANDARD OF CARE/LIMITATION OF LIABILITY.

(a) Subject to the terms of this Section 12, PFPC shall be liable to the Fund (or any person or entity claiming through the Fund) for damages only to the extent caused by PFPC's failure to meet its Standard of Care or any material breach by PFPC of this Agreement. In the absence of a finding to the contrary, the acceptance, processing and/or negotiation of a fraudulent payment for the purchase of Shares shall be presumed not to have been a failure of PFPC to meet its Standard of Care.

(b) PFPC's liability to the Fund and any person or entity claiming through the Fund for any loss, claim, suit, controversy, breach or damage of any nature whatsoever (including but not limited to those arising out of or related to this Agreement) and regardless of the form of action or legal theory ("Loss") shall not exceed the lesser of (i) the fees received by PFPC for services provided hereunder during the twenty four
         (24) months immediately prior to the date of such Loss or (ii) $2,000,000.

(c) PFPC shall not be liable for damages (including without limitation damages caused by delays, failure, errors, interruption or loss of data) occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; national emergencies; public enemy; war; terrorism; riot; fire; flood; catastrophe; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; non-performance by a third party; failure of the mails; or functions or malfunctions of the internet, firewalls, encryption systems or security devices caused by any of the above.

(d) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which PFPC reasonably believes to be genuine. PFPC shall not be liable for any damages that are caused by actions or omissions taken by PFPC in accordance with Written Instructions or advice of counsel. PFPC shall not be liable for any damages arising out of any action or omission to act by any prior service provider of the Fund or for any failure to discover any such error or omission, except to the extent PFPC provided services to the Fund prior to the effective date of this Agreement.

(e) Neither PFPC nor its affiliates shall be liable for any consequential, incidental, exemplary, punitive, special or indirect damages, whether or not the likelihood of such damages was known by PFPC or its affiliates.

(f) Neither party may assert a cause of action against the other party or any of its affiliates for any alleged cause of action relating to this Agreement more than the later of 12 months after such cause of action arose or 12 months after the actual discovery of such alleged breach.

(g) Each party shall have a duty to mitigate damages for which the other party may become responsible.

(h)      This Section 12 shall survive termination of this Agreement.

13.      INDEMNIFICATION.

(a) Absent PFPC's failure to meet its Standard of Care or the Third Party Provider's own willful misfeasance, bad faith, negligence of its duties and obligations under this Agreement, the Fund agrees to indemnify, defend and hold harmless PFPC, the Third Party Providers and their respective affiliates and their respective directors, trustees, officers, agents and employees from all claims, suits, actions, damages, losses, liabilities, obligations, costs and reasonable expenses (including attorneys' fees and court costs, travel costs and other reasonable out-of-pocket costs related to dispute resolution) arising directly or indirectly from: (i) any action or omission to act by any prior service provider of the Fund, except to the extent PFPC provided services to the Fund prior to the effective date of this Agreement; and (ii) any action taken or omitted to be taken by PFPC or a Third Party Provider in connection with the provision of services to the Fund. The Fund further agrees to indemnify PFPC and the Third Party Providers for any damages disruption, disablement, harm, or impediment, in any manner, of the operation of the PFPC systems or any Third Party Systems, or any other associated software, firmware, hardware, or network.

(b) PFPC will indemnify, defend, and hold harmless the Fund and its officers, trustees, and employees, from all claims, suits, actions, damages, losses, liabilities, obligations, costs and reasonable expenses (including attorneys' fees and court costs, travel costs and other reasonable out-of-pocket costs related to dispute resolution) to the extent arising directly out of PFPC's failure to meet its Standard of Care.

(c)      Legal Action Against Indemnification Party.

         (i) NOTICE OF THE ACTION. A party that seeks indemnification under this Section 13 must promptly give the other party notice of any legal action. But a delay in notice does not relieve an indemnifying party of any liability to an indemnified party, except to the extent the indemnifying party shows that the delay prejudiced the defense of the action.

         (ii) PARTICIPATING IN OR ASSUMING THE DEFENSE. The indemnifying party may participate in the defense at any time or it may assume the defense by obtaining consent of the indemnified party, which shall not be unreasonably withheld, delayed or conditioned, and the parties shall reasonably cooperate with each other. After assuming the defense, the indemnifying party:

                  (1) must select an attorney that is satisfactory to the other party;

         (2) shall permit the indemnified party to participate in settlement or defense through separate counsel chosen by the indemnified party (subject to the consent of the indemnifying party, which consent shall not be unreasonably withheld), provided that the fees and expenses of such counsel shall not be borne by the indemnifying party unless one of the following conditions shall exist: (x) the indemnifying party shall have failed to assume the defense of such claim or employ counsel reasonably satisfactory to the indemnified party, or (y) the defendants in any such action include both the indemnifying party and the indemnified party and the indemnified party has reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party, or (z) there exists or will exist a conflict of interest between the indemnified party and the indemnifying party for the same counsel to represent both the indemnifying party and the indemnified party and;

         (3) must not compromise or settle the action (unless such compromise or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect to such action) without the other party's consent (but the other party must not unreasonably withhold its consent); and

         (4) is not liable for any compromise or settlement made without its consent, so long as indemnifying party is contesting the indemnifiable claim in good faith.

         (iii) FAILING TO ASSUME THE DEFENSE. If the indemnifying party fails to participate in or assume the defense within 30 days after receiving notice of the action, the indemnifying party is bound by any determination made in the action or by any compromise or settlement made by the other party provided, however, that the indemnified party shall notify the indemnifying party of any compromise or settlement of any such indemnifiable claim.

(d) The provisions of this Section 13 shall survive termination of this Agreement.

14.  DESCRIPTION OF SERVICES.

(a) SERVICES PROVIDED ON AN ONGOING BASIS, IF APPLICABLE. PFPC shall perform the following services, if required by the Fund:

         (i)      Calculate 12b-1 and/or shareholder servicing fee payments;

         (ii)     Maintain shareholder registrations;

         (iii) Review new applications and correspond with shareholders to complete or correct information;

         (iv)     Direct payment processing of checks or wires;

         (v) Prepare and certify stockholder lists in conjunction with proxy solicitations;

         (vi)     Countersign share certificates;

         (vii)    Prepare and mail to shareholders confirmation of activity;

         (viii) Provide toll-free lines for direct shareholder use, plus customer liaison staff for on-line inquiry response;

         (ix)     Mail  duplicate   confirmations  to  broker-dealers  of  their
                  clients' activity, whether executed through the broker-dealer or directly with PFPC;

         (x)      Provide periodic shareholder lists and statistics to the Fund;

         (xi)     Provide detailed data for underwriter/broker confirmations;

         (xii)    Prepare   periodic  mailing  of  year-end  tax  and  statement
                  information;

         (xiii) Notify on a timely basis the investment adviser, accounting agent, and custodian of fund activity;

         (xiv) Perform other participating broker-dealer shareholder services as may be agreed upon from time to time;

         (xv)     Accept and post daily Share purchases and redemptions;

         (xvi)    Accept, post and perform shareholder  transfers and exchanges;
                  and

         (xvii) Issue and cancel certificates (when requested in writing by the shareholder).

(b) PURCHASE OF SHARES. PFPC shall issue and credit an account of an investor, in the manner described in the Fund's prospectus, once it receives:

         (i)      A purchase order in completed proper form;

         (ii)     Proper information to establish a shareholder account; and

         (iii) Confirmation of receipt or crediting of funds for such order to the Fund's custodian (the "Custodian").

(c) REDEMPTION OF SHARES. PFPC shall process requests to redeem Shares as follows:

         (i) All requests to transfer or redeem Shares and payment therefor shall be made in accordance with the Fund's prospectus, when the shareholder tenders Shares in proper form, accompanied by such documents as PFPC reasonably may deem necessary.

         (ii) PFPC reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement on the instructions is valid and genuine and that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to process transfers or redemptions which PFPC, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or redemption.

         (iii) When Shares are redeemed, PFPC shall deliver to the Custodian and the Fund or its designee a notification setting forth the number of Shares redeemed. Such redeemed Shares shall be reflected on appropriate accounts maintained by PFPC reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

         (iv) PFPC shall, upon receipt of the monies provided to it by the Custodian for the redemption of Shares, pay such monies as are received from the Custodian, all in accordance with the procedures established from time to time between PFPC and the Fund.

         (v) When a broker-dealer notifies PFPC of a redemption desired by a shareholder, and the Custodian provides PFPC with funds, PFPC shall prepare and send the redemption check to the broker-dealer and made payable to the broker-dealer on behalf of its customer, unless otherwise instructed in writing by the broker-dealer.

         (vi) PFPC shall not process or effect any redemption requests with respect to Shares of the Fund after receipt by PFPC or its agent of notification of the suspension of the determination of the net asset value of the Fund.

(d) DIVIDENDS AND DISTRIBUTIONS. Upon a resolution of the Fund's Board of Trustees authorizing the declaration and payment of dividends and distributions and Written Instructions to PFPC, PFPC shall issue dividends and distributions declared by the Fund in Shares, or, upon shareholder election, pay such dividends and distributions in cash, if provided for in the Fund's prospectus. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. PFPC shall mail to the Fund's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation. PFPC shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount paid by the Fund to its shareholders as required by tax or other law, rule or regulation.

(e)      SHAREHOLDER ACCOUNT SERVICES.

         (i) PFPC may arrange, in accordance with the prospectus, for issuance of Shares obtained through:

                  -        Any pre-authorized check plan; and
                  - Direct purchases through broker wire orders, checks and applications.

         (ii) PFPC may arrange, in accordance with the prospectus, for a shareholder's:

                  - Exchange of Shares for shares of another fund with which the Fund has exchange privileges;
                  - Automatic redemption from an account where that shareholder participates in a automatic redemption plan; and/or
                  - Redemption of Shares from an account with a checkwriting privilege.

(f) COMMUNICATIONS TO SHAREHOLDERS. Upon timely Written Instructions, PFPC shall mail all communications by the Fund to its shareholders, including:

         (i)      Reports to shareholders;

         (ii)     Confirmations of purchases and sales of Fund shares;

         (iii)    Monthly or quarterly statements;

         (iv)     Dividend and distribution notices;

         (v)      Tax form information; and

         (vi)     Proxy material.

(g)      RECORDS.   PFPC  shall  maintain  records  of  the  accounts  for  each shareholder  showing the following  information:

         (i) Name, address and United States Tax Identification or Social Security number;

         (ii) Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

         (iii) Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

         (iv) Any stop or restraining order placed against a shareholder's account;

         (v) Any correspondence relating to the current maintenance of a shareholder's account;

         (vi)     Information with respect to withholdings; and

         (vii) Any information required in order for PFPC to perform any calculations required by this Agreement.

(h) LOST OR STOLEN CERTIFICATES. PFPC shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued only upon:

         (i) The shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by PFPC; and

         (ii) Completion of a release and indemnification agreement signed by the shareholder to protect PFPC and its affiliates.

(i) SHAREHOLDER INSPECTION OF STOCK RECORDS. Upon a request from any Fund shareholder to inspect stock records, PFPC will notify the Fund and the Fund will issue instructions granting or denying each such request. Unless PFPC has acted contrary to the Fund's instructions, the Fund agrees to and does hereby release PFPC from any liability for refusal of permission for a particular shareholder to inspect the Fund's stock records.

(j) WITHDRAWAL OF SHARES AND CANCELLATION OF CERTIFICATES. Upon receipt of Written Instructions, PFPC shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.

(k) LOST SHAREHOLDERS. PFPC shall perform such services as are required in order to comply with rule 17Ad-17 of the 1934 Act (the "Lost Shareholder Rule"), including, but not limited to, those set forth below. PFPC may, in its sole discretion, use the services of a third party to perform some of or all such services.

         (i)      documentation of search policies and procedures;

         (ii)     execution of required searches;

         (iii) tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and

         (iv) preparation and submission of data required under the Lost Shareholder Rules.

         Except as set forth above, PFPC shall have no responsibility for any escheatment services.

(l)      RETIREMENT PLANS.

         (i) In connection with the individual retirement accounts, simplified employee pension plans, rollover individual retirement plans, educational IRA's and ROTH individual retirement accounts ("IRA Plans"), 403(b) Plans and money purchase and profit sharing plans ("Qualified Plans") (collectively, the "Retirement Plans") within the meaning of
                  Section 408 of the Internal Revenue Code of 1986, as amended (the "Code") sponsored by the Fund for which contributions of the Fund's shareholders (the "Participants") are invested solely in Shares of the Fund, PFPC shall provide the following administrative services:

                  (A) Establish a record of types and reasons for distributions (i.e., attainment of age 59-1/2, disability, death, return of excess contributions, etc.);

                  (B)      Record method of distribution requested and/or made;

                  (C) Receive and process designation of beneficiary forms requests;

                  (D) Examine and process requests for direct transfers between custodians/trustees, transfer and pay over to the successor assets in the account and records pertaining thereto as requested;

                  (E) Prepare any annual reports or returns required to be prepared and/or filed by a custodian of a Retirement Plan, including, but not limited to, an annual fair market value report, Forms 1099R and 5498; and file same with the IRS and provide same to Participant/Beneficiary, as applicable; and

                  (F)      Perform  applicable  federal   withholding  and  send
                           Participants/Beneficiaries an annual TEFRA notice regarding required federal tax withholding.

         (ii) PFPC shall arrange for PFPC Trust Company to serve as custodian for the Retirement Plans sponsored by the Fund.

         (iii) With respect to the Retirement Plans, PFPC shall provide the Fund with the associated Retirement Plan documents for use by the Fund and PFPC shall be responsible for the maintenance of such documents in compliance with all applicable provisions of the Code and the regulations promulgated thereunder.

(m) PRINT MAIL. The Fund hereby engages PFPC as its exclusive print/mail service provider with respect to those items and for such fees as may be agreed to from time to time in writing by the Fund and PFPC.

15. PRIVACY. Each party hereto acknowledges and agrees that, subject to the reuse and re-disclosure provisions of Regulation S-P, 17 CFR Part 248.11, it shall not disclose the non-public personal information of investors in the Fund obtained under this Agreement, except as necessary to carry out the services set forth in this Agreement or as otherwise permitted by law or regulation.

16. ANTI-MONEY LAUNDERING. To the extent the other provisions of this Agreement require PFPC to establish, maintain and monitor accounts of investors in the Fund consistent with securities laws, PFPC shall perform reasonable actions necessary to help the Fund be in compliance with Section 352 of the USA PATRIOT Act, as follows: In this regard, PFPC shall: (a) establish and implement written internal policies, procedures and controls reasonably designed to help prevent the Fund from being used to launder money or finance terrorist activities; (b) provide for independent testing, by an employee who is not responsible for the operation of PFPC's AML program or by an outside party, for compliance with PFPC's established policies and procedures; (c) designate a person or persons responsible for implementing and monitoring the operation and internal controls of PFPC's AML program; and (d) provide ongoing training of PFPC personnel relating to the prevention of money-laundering activities. Upon the reasonable request of the Fund, PFPC shall provide to the Fund: (x) a copy of PFPC's written AML policies and procedures (it being understood such information is to be considered confidential and treated as such and afforded all protections provided to confidential information under this Agreement); (y) at the option of PFPC, a copy of a written assessment or report prepared by the party performing the independent testing for compliance, or a summary thereof, or a certification that the findings of the independent party are satisfactory; and (z) a summary of the AML training provided for appropriate personnel. PFPC agrees to permit inspections relating to its AML program by U.S. Federal departments or regulatory agencies with appropriate jurisdiction and to make available to examiners from such departments or regulatory agencies such information and records relating to its AML program as such examiners shall reasonably request. Without limiting or expanding the foregoing, the parties agree the provisions herein do not apply to Section 326 of the USA PATRIOT Act (or other sections other than Section 352) or regulations promulgated thereunder.

16.2 To help the Fund comply with its requirements to establish and implement a due diligence program for "foreign financial institution" accounts (which the Fund is required to have under regulations issued under Section 312 of the USA PATRIOT Act), PFPC will do the following:

         (i) Implement and operate a due diligence program that includes appropriate, specific, risk-based policies, procedures and controls that are reasonably designed to enable the Fund to detect and report, on an ongoing basis, any known or suspected money laundering activity conducted through or involving any correspondent account established, maintained, administered or managed by the Fund for a "foreign financial institution" (as defined in 31 CFR 103.175(h))("Foreign Financial Institution");

         (ii) Conduct due diligence to identify and detect any Foreign Financial Institution accounts in connection with new accounts and account maintenance;

         (iii) Assess the money laundering risk presented by each such Foreign Financial Institution account, based on a consideration of all appropriate relevant factors (as generally outlined in 31 CFR 103.176), and assign a risk category to each such Foreign Financial Institution account;

         (iv) Apply risk-based procedures and controls to each such Foreign Financial Institution account reasonably designed to detect and report known or suspected money laundering activity, including a periodic review of the Foreign Financial
                  Institution account activity sufficient to determine consistency with information obtained about the type, purpose and anticipated activity of the account;

         (v) Include procedures to be followed in circumstances in which the appropriate due diligence cannot be performed with respect to a Foreign Financial Institution account;

         (vi) Adopt and operate enhanced due diligence policies, where necessary, as may be required by future regulations pending for Foreign Financial Institution accounts;

         (vii) Record due diligence program and maintain due diligence records relating to Foreign Financial Institution accounts; and

         (viii)   Report to the Fund about measures taken under (i)-(vii) above.

         Notwithstanding anything to the contrary, and without expanding the scope of the express language in this subsection 16.2, PFPC need not complete any due diligence beyond the requirements of the relevant Foreign Financial Institution due diligence program regulations and PFPC need not perform any task that need not be performed for the Fund to be in compliance with relevant Foreign Financial Institution due diligence program regulations.

         Without limiting or expanding the foregoing, the parties agree the provisions herein do not apply to Section 326 of the USA PATRIOT Act (or other sections other than Section 312) or regulations promulgated thereunder. This amendment specifically excludes private bank account provisions of Section 312 of the USA PATRIOT Act.


17.      CUSTOMER IDENTIFICATION PROGRAM ("CIP") SERVICES.

(a) To help the Fund comply with its Customer Identification Program (which the Fund is required to have under regulations issued under Section 326 of the USA PATRIOT Act) PFPC will do the following:

         (i) Implement procedures under which new accounts in the Fund are not established unless PFPC has obtained the name, date of birth (for natural persons only), address and government-issued identification number (collectively, the "Data Elements") for each corresponding Customer (as defined in 31 CFR 103.131).

         (ii) Use collected Data Elements to attempt to reasonably verify the identity of each new Customer promptly before or after each corresponding new account is opened. Methods may consist of non-documentary methods (for which PFPC may use unaffiliated information vendors to assist with such verifications) and documentary methods (as permitted by 31 CFR 103.131), and may include procedures under which PFPC
                  personnel   perform  enhanced  due  diligence  to  verify  the
                  identities of Customers the identities of whom were not successfully verified through the first-level (which will typically be reliance on results obtained from an information vendor) verification process(es).

         (iii)    Record the Data  Elements  and  maintain  records  relating to
                  verification   of  new  Customers   consistent   with  31  CFR
                  103.131(b)(3).

         (iv)     Regularly  report  to the  Fund  about  measures  taken  under
                  (a)-(c) above.

         (v) If PFPC provides services by which prospective Customers may subscribe for shares in the Fund via the Internet or telephone, work with the Fund to notify prospective Customers, consistent with 31 CFR 103.(b)(5), about the Fund's CIP.

         (vi) Set forth on a separate fee schedule compensation amounts due for these CIP Services.

(b) Notwithstanding anything to the contrary, and without expanding the scope of the express language above, PFPC need not collect the Data Elements for (or verify) prospective customer (or accounts) beyond the requirements of relevant regulation (for example, PFPC will not verify customers opening accounts through NSCC) and PFPC need not perform any task that need not be performed for the fund to be in compliance with relevant regulation.

(c) Notwithstanding anything to the contrary, PFPC need not perform any of the steps described above with respect to persons purchasing Shares via exchange privileges.

18.      SEC RULE 22C-2 SERVICES.

         (a) PFPC shall provide to the Fund the services set forth in the attached Exhibit B, relating to the obligations of the Fund under SEC Rule 22c-2 under the 1940 Act, as amended ("Rule 22c-2").The Fund will enter into agreements with financial intermediaries (collectively, "Financial Intermediaries") under the terms of which such Financial Intermediaries will be instructed to provide data to PFPC pursuant to Rule 22c-2 relating to transactions in the Fund's shares. A form of such notice to be provided by the Fund to each Financial Intermediary is attached as Exhibit C. PFPC shall not be liable to the Fund, its investors or any agents of the Fund, including its investment advisor(s), for any errors or omissions in any data provided to PFPC by any Financial Intermediaries or for compliance by the Fund with SEC Rule 22c-2. PFPC's sole obligation under this Section 18 shall be to provide the Fund with access to information relating to transactions in the Fund's shares based solely on information provided to PFPC by Financial Intermediaries.

         (b) In providing the services described in Exhibit B hereto, PFPC may, pursuant to licenses or other agreements (collectively, "Third Party Agreements") with one or more unrelated parties (collectively, "Third Party Providers"), utilize information, data, technology and systems (collectively, "Third Party Systems") licensed or otherwise provided to PFPC by such Third Party Providers. The Fund will not use or disclose any information relating to Third Party Systems, and the Fund will be subject to such restrictions, limitations and indemnities with respect to the use of Third Party Systems as are applicable to PFPC under Third Party Agreements.

19.      DURATION AND TERMINATION.

(a) This Agreement shall be effective on the date first written above and unless terminated pursuant to its terms shall continue for a period of three (3) years (the "Initial Term").

(b) Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive terms of one (1) year ("Renewal Terms") each, unless the Fund or PFPC provides written notice to the other of its intent not to renew. Such notice must be received not less than ninety (90) days prior to the expiration of the Initial Term or the then current Renewal Term.

(c) In the event of termination, all expenses associated with movement of records and materials and conversion thereof to a successor transfer agent will be borne by the Fund and paid to PFPC prior to any such conversion.

(d) If a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party") the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

         (e) Notwithstanding anything contained in this Agreement to the contrary, should a merger, acquisition, change in control, re-structuring, re-organization or any other decision involving the Fund or any affiliate (as defined under the 1940
                  Act) of the Fund result in the Fund's desire to cease to use PFPC as the provider of any of the services set forth hereunder in favor of another service provider prior to the expiration of the then current Initial or Renewal Term, PFPC shall make a good faith effort to facilitate a conversion of services to the Fund's successor service provider, however, there can be no guarantee that PFPC will be able to facilitate such a conversion of services on the conversion date requested by the Fund. In connection with the foregoing and prior to such conversion to the successor service provider, the payment of all fees to PFPC as set forth herein shall be accelerated to a date prior to the conversion or termination of services and calculated as if the services had remained with PFPC until the expiration of the then current Initial or Renewal Term and calculated at the asset and/or shareholder account levels, as the case may be, on the date notice of termination was given to PFPC.

20. NOTICES. Notices shall be addressed (a) if to PFPC, at 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President (or such other address as PFPC may inform the Fund in writing); (b) if to the Fund, to Michael Kromm, Roxbury Capital Management, LLC, 100 Wilshire Boulevard, Suite 1000, Santa Monica, CA 90401 with a copy to Michael P. Malloy, Esquire, Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, PA 19103-6996; or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

21. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

22. DELEGATION; ASSIGNMENT. PFPC may assign its rights and delegate its duties hereunder to any majority-owned direct or indirect subsidiary of PFPC or of The PNC Financial Services Group, Inc., provided that PFPC gives the Fund thirty (30) days' prior written notice of such assignment or delegation.

23.      COUNTERPARTS.  This   Agreement   may  be  executed  in   two  or  more
         counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

24. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

25.      MISCELLANEOUS.

(a) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof (including the interim transfer agency agreement between the parties), provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

(b) NO CHANGES THAT MATERIALLY AFFECT OBLIGATIONS. Notwithstanding anything in this Agreement to the contrary, the Fund agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of PFPC hereunder without the prior written approval of PFPC, which approval shall not be unreasonably withheld or delayed.

(c) CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(d) INFORMATION. The Fund will provide such information and documentation as PFPC may reasonably request in connection with services provided by PFPC to the Fund.

(e) GOVERNING LAW. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

(f) PARTIAL INVALIDITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(g) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(h) NO REPRESENTATIONS OR WARRANTIES. Except as expressly provided in this Agreement, PFPC hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

(i) FACSIMILE SIGNATURES. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

(j) TRUSTEE LIABILITY. The Fund and PFPC agree that the obligations of the Fund under this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Fund individually, but are binding only upon the assets of the Fund or applicable Portfolio, as provided in the Fund's agreement and declaration of trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Fund, and signed by an authorized officer of the Fund, acting as such, and neither such authorization by the Trustees nor such execution by such officer shall be deemed to have been made by them or any shareholder of the Fund individually or to impose any liability on any of them or any shareholder of the Fund personally, but shall bind only the assets and property of the Fund or applicable Portfolio as provided in the Fund's agreement and declaration of trust.

(k) CUSTOMER IDENTIFICATION PROGRAM NOTICE. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of PFPC's affiliates are financial institutions, and PFPC may, as a matter of policy, request (or may have already requested) the Fund's name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party's date of birth. PFPC may also ask (and may have already asked) for additional identifying information, and PFPC may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                  PFPC INC.


                                  By:
                                     -------------------------------------------

                                  Title:
                                        ----------------------------------------




                                  THE ROXBURY FUNDS


                                  By:
                                     -------------------------------------------

                                  Title:
                                        ----------------------------------------

                                    EXHIBIT A



         THIS  EXHIBIT  A,  dated as of          , 2007,  is  Exhibit  A to that
certain Transfer Agency Services Agreement dated as of           , 2007, between
PFPC Inc. and The Roxbury Funds.



                                   PORTFOLIOS


                              Roxbury Mid-Cap Fund
                          Roxbury Small-Cap Growth Fund

                                    EXHIBIT B

o The PFPC 22c-2 system (the "System") is intended to enable the Fund to manage data requests to, and to access and analyze data provided by, Financial Intermediaries as required by SEC Rule 22c-2.

o Pursuant to agreements between the Fund and Financial Intermediaries, Financial Intermediaries will deliver to PFPC, in electronic format, information on transactions effected in Fund shares.

o The Fund may use the System to access data that is provided to PFPC by Financial Intermediaries or that is otherwise available to PFPC through NSCC for Financial Intermediaries that are NSCC members. The Fund may also use the System to request data from non-NSCC members.

o The System is intended to be generally available to the Fund from 8:00 am to 6:00 pm Eastern Time during regular trading days, subject to periodic unavailability due to maintenance, upgrades, testing and potential System failures.

o PFPC will work with the Fund to develop an implementation program with the objective of launching the System not later than the effective date of SEC Rule 22c-2. The implementation program will seek to identify and access sources of relevant data, including identification of omnibus accounts, Financial Intermediaries, NSCC membership status, CUSIPs, Fund shareholder accounts and Fund trading and redemption policies as set forth in the Fund's SEC registration statement and prospectuses. Designated representatives of the Fund will have access to the System. The System will be tested and de-bugged as necessary.

o The System implementation schedule will vary depending on the profile and requirements of the Fund, but is estimated to take at least 3-6 weeks. PFPC will provide project oversight and coordination, planning and review. PFPC will also assist the Fund in testing the System and training designated Fund representatives in the use of the System.

o PFPC will consider enhancements and improvements upon request, with fees at rates to be negotiated.

                                    EXHIBIT C
                     NOTIFICATION TO FINANCIAL INTERMEDIARY

The following letter (or a letter in substantially the same form) shall be used by Customer or PFPC to notify each relevant Financial Intermediary that it is to send Shareholder Data to PFPC.

To:  Financial Intermediary

RE: Compliance with Securities and Exchange Commission Rule 22c-2 under the Investment Act of 1940, as Amended (the "Rule")

This letter is being sent to you (sometimes referred to as "Financial Intermediary") pursuant to and subject to that certain Information Sharing Agreement that has been executed by and between us. This letter relates to and applies to the following Funds for which you are a Financial
Intermediary:                       (the "Funds"). Please  accept this letter as
our authorization for the following:

1. PROVIDING OF SHAREHOLDER DATA. Financial Intermediary shall provide PFPC Inc., agent of the Funds, such information and take such action, as may be required pursuant to the Rule (the "Shareholder Data"), so as to allow the Funds to comply with the Rule, for the continuing period starting from the date of this notice letter.

2. FORM AND TIMING OF RESPONSE. Financial Intermediary agrees to transmit electronically (without any cost or charge to the Funds or PFPC Inc.) the requested Shareholder Data to PFPC Inc. (or an entity further designated by PFPC Inc.).

3. DEFINITIONS. For purposes of this Letter Agreement:

    A. The term "FUNDS" includes the fund's principal underwriter and transfer agent. The term not does include any "excepted funds" as defined in SEC Rule 22c-2(b) under the Investment Company Act of 1940.

    B. The term "SHARES" means the interests of Shareholders corresponding to the redeemable securities of record issued by the Funds under the Investment Company Act of 1940 that are held by the Financial Intermediary.

   C. The term "SHAREHOLDER" means the beneficial owner of Shares, whether the Shares are held directly or by the Financial Intermediary in nominee name. [EDITOR'S NOTE: THIS DEFINITION CAN BE TAILORED TO ADDRESS THE TYPE OF SHARES AT ISSUE, E.G., RETIREMENT PLAN PRODUCTS, INSURANCE PRODUCTS, ETC.]

Should you have any questions, please contact the undersigned at [Insert Phone Number].

                                                   Authorized Signature,


                                                   [Insert Name and Title]